UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

HealthLynked Corp.

(Exact name of registrant as specified in charter)

Nevada	000-55768	47-1634127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 Creekside Parkway, Suite 302, Naples FL 34108

(Address of principal executive offices)

(800) 928-7144

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01. Other Events.

On May 13, 2022 (the “Effective Date”), HLYK Florida, LLC (“HLYK FL”), a Florida limited liability company and wholly owned subsidiary of HealthLynked Corp., a Nevada corporation (the “Company”), acquired all of the outstanding equity interests of Aesthetic Enhancements Unlimited (“AEU”), a Florida limited liability company providing minimally and non-invasive cosmetic procedures (the “Purchase”).

As consideration for the Purchase, the previous AEU equity interest holders received consideration of (i) $325,000 cash, (ii) the issuance of an aggregate of 792,394 restricted shares of the Company’s common stock valued at $100,000 based on the closing price of the Company’s common stock on the business day prior to the Effective Date, and (iii) the future partial satisfaction of certain outstanding debt obligations of AEU by the Company in an amount up to $75,000 in cash.

AEU will be incorporated into the Company’s Health Services segment following the Effective Date.

On May 17, 2022, the Company issued a press release with respect to, among other things, the Purchase. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

EXHIBIT NO.	DESCRIPTION	Location
99.1	Press release dated May 17, 2022	Filed herewith
104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHLYNKED CORP.

Date: May 19, 2022	/s/ George O’Leary
George O’Leary
Chief Financial Officer

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